DRAFT 10/25/96
                                              DISTRIBUTION AGREEMENT



Agreement made this __ day of October 1996, between Lord Abbett Series Fund, Inc., a diversified open-end management investment company incorporated under the laws of Maryland (the "Fund"), and Lord Abbett Distributor LLC, a New York limited liability company (the "Distributor"), each with offices at the General Motors Building, 767 Fifth Avenue, New York, New York 10153-0203.

WHEREAS, the Fund currently offers shares of its common stock ("Shares") in one Portfolio designated as the Growth & Income Portfolio (the "Current Portfolio"), and the Fund may offer Shares of one or more additional portfolio's (each, an "Additional Portfolio", and, together with the Current Portfolio, the "Portfolios") in the future; and

WHEREAS, the Fund's Shares are and may be used as the funding vehicle for certain variable annuity contracts and variable life insurance policies (collectively referred to herein as "Variable Contracts") offered by life insurance companies (each, a "Life Company", and, collectively, the "Life Companies") through separate accounts of such Life Companies; and

WHEREAS, from time to time the Distributor may enter into Sales Agreements with Life Companies that have or will establish one or more separate accounts to offer Variable contracts, pursuant to which the Fund's Shares will serve as the underlying funding vehicle for such Variable Contracts; and

WHEREAS,  the Fund has  adopted a  distribution  Plan (the  "Plan")  pursuant to
Section 12(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 12b-1 thereunder, pursuant to which the Fund may pay for certain Distribution Expenses (as defined in the Plan) incurred or paid by the Life Companies;

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.(a) The Fund proposes to issues and sell Shares of the portfolios to separate accounts of Life Companies to the extent permitted by applicable law. The fund hereby appoints the Distributor as its exclusive selling agent to sell the Shares, and the Distributor hereby accepts such appointment. The Shares will be distributed under such terms as are set by the Fund and will be sold to separate accounts of such Life Companies as may from time to time be approved by the Board of Directors.

(b) In the event that the fund proposes to sell Shares of one or more of Additional Portfolios, it shall notify the Distributor in writing and the Fund and the Distributor shall enter into and Addendum to this Agreement for the Additional portfolios and the Additional portfolios shall be subject to this Agreement.


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2. The Distributor  agrees that (i) all Shares sold by the Distributor  shall be sold at the net asset value thereof determined as provided in the Fund's Articles of Incorporation, as the same may be amended from time to time and (ii) the Fund shall receive 100% of such net asset value. All orders for Shares sold to Life Companies by the distributor shall be transmitted to the Fund for acceptance at its office in New York.

3. All Fund sales literature and advertisements used by the distributor in connection with the sales of Shares shall be filed with the appropriate authorities, including the National association of Securities Dealers, Inc., the states, jurisdictions, and/or the Securities and Exchange Commission as may be required from time to time. The Fund authorizes the Distributor, in connection with the sale or arranging for the sale of Shares, to provide only such information and to make only such statements or representations which are not materially misleading or which are contained in the Fund's then-current Prospectus or Statement of Additional Information or shareholder reports or in such financial and other statements which are furnished to the Distributor by the Fund. The Fund shall not be responsible in any way for any information provided or statements or representations made by the Distributor or its representatives or agents other than the information, statements and representations furnished by the Fund and described in the preceding sentence. The Distributor shall review all materials submitted to it by the life Companies that describe the Fund, the Shares or the Distributor. The Distributor shall not be responsible for any information provided or statements or representations made by the Life Companies, representatives or agents of the Life Companies or any other persons or entities other than the Distributor's representatives or agents.

4.(a) The Fund will pay or cause to be paid the fees, costs, expenses or other charges of any of its portfolios as set forth in the Management Agreement between the Fund and Lord Abbett LLC, as the same be amended from time to time.

(b) The Distributor shall pay all of the costs and expenses incurred by its connection with the offer and sale of the Shares of any Portfolio, provided, however, that Distribution Expenses payable by the Fund as provided in paragraph
(c) hereof shall not be deemed to be costs and expenses incurred by the Distributor. If the Distributor pays for other expenses of the Fund or furnishes the Fund with services, the cost of which is to be borne by the Fund under this Agreement, the distributor shall not be deemed to have waived its rights under this Agreement to have the Fund pay for such services in the future.

(c) The Fund may pay amounts of Distribution Expenses to the Distributor for remittance to a Life Company that has entered into a Sales Agreement with the Distributor, with respect to the Current Portfolio and with respect to each Additional Portfolio that may adopt the Plan, as the same may be amended from time to time. Any such Distribution Expenses shall be payable in accordance with, and subject to compliance by the Distributor and the Fund with the provisions of, the Plan. The Distributor shall remit as promptly as reasonably practicable all payments received from the Fund pursuant to the Plan to the respective Life Companies having incurred or paid such Distribution Expenses.

5. Neither this Assignment nor any other transaction between the parties hereto pursuant to this Agreement shall be invalidated or in any way affected by the fact that any or all of the

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directors,  officers,  stockholders, or other representatives of the Fund are or may be interested in the Distributor, or any successor or assignee thereof, or that any or all of the directors, officers, partners, or other representatives of the distributor are or may be interested in the fund, except as otherwise may be provided in the 1940 Act.

6. The Distributor agrees that it will not sell for its own account to the Fund any stocks, bonds or other securities of any kind or character, except that if it shall own any of the Fund's Shares or other securities, it may sell them to the Fund on the same terms as any other shareholder might do.

7. The Distributor agrees that it will shall observe and be bound by all of the terms of the Articles of Incorporation of the Fund, including any amendments thereto, which shall in any way limit or restrict or prohibit or otherwise regulate any action of the Distributor.

8.(a) This Agreement shall continue in force until January 30, 1995, and it may be continued annually thereafter by specific approval of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund; any such renewal shall be approved by the vote of majority of the directors who are not parties to this Agreement and are not "interested persons" of the Fund and have no direct or indirect financial interest in the operation of this Agreement (the "Independent Directors"), cast in person at a meeting called for the purpose of voting on such renewal.

(b) This Agreement, with respect to any Portfolio, may be terminated at any time without payment of any penalty, by vote of a majority of the Independent Directors or by vote of a majority of the outstanding voting securities of that Portfolio on not more than 60 days written notice to the Distributor.

(c) This Agreement shall automatically terminate in the event of its assignment.

(d) The terms "interested person", "assignment" and "vote of a majority of the outstanding voting securities" as used herein shall have the meaning given to them in the 1940 Act.

9. Other than to abide by the provisions hereof and render the services called for hereunder in good faith, the Distributor assumes no responsibility under this Agreement and having so acted, the Distributor shall not be held liable or held accountable for any mistake of law or fact, or for any loss or damage arising or resulting therefrom suffered by the Fund or any of the stockholders, creditors, directors, or officers of the Fund; provided, however, that nothing herein shall be deemed to protect the Distributor against any liability to the Fund or its shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of the reckless disregard of its obligations and duties hereunder.


IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed by their duly authorized officers on the day and year first above written.



                                                   LORD ABBETT SERIES FUND, INC.


                                                   By:
                                                      Chairman



Attest:
                   Secretary







                                                              LORD, ABBETT & CO.



                                                             By:
                                                                Partner




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